SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mount Pleasant St., N.W., North Canton, Ohio 44720-5450

(Address of Principal Executive Offices) (Zip Code)

(234) 262-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The Timken Company (the “Company”) has implemented a change to its management structure and now operates under two segments: Mobile Industries and Process Industries. Beginning with the fourth quarter of 2014, the Company will report its financial results utilizing these two segments. The results for the former Aerospace segment are primarily included in the results for the Mobile Industries segment.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the 2014 (quarterly and year-to-date through September 30, 2014), 2013 (quarterly and annual) and 2012 (annual) financial information, by segment, as if the Company had reported its financial results for the respective period utilizing the two segments and reporting only the results for continuing operations (excluding results from the former steel business that was spun off as TimkenSteel Corporation on June 30, 2014 (the “Spinoff”)). In addition, the Company also made adjustments to the allocation of certain selling, general and administrative expenses and certain foreign currency exchange gains or losses for all prior periods presented to better reflect the Company’s operating model and new cost structure following the Spinoff and the elimination of the former Aerospace segment. The Company believes that this material may be informative to investors.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

99.1	The Timken Company 2014 (quarterly and year-to-date through September 30, 2014), 2013 (quarterly and annual) and 2012 (annual) financial information, by segment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ J. Ted Mihaila

J. Ted Mihaila Senior Vice President and Controller

Date: January 28, 2015

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	The Timken Company 2014 (quarterly and year-to-date through September 30, 2014), 2013 (quarterly and annual) and 2012 (annual) financial information, by segment.